Exhibit 10.13

AMENDED AND RESTATED STOCK PURCHASE AND RESTRICTION AGREEMENT

THIS AMENDED AND RESTATED STOCK PURCHASE AND RESTRICTION AGREEMENT (this “Agreement”), made as of November 13, 2009 by and between Omthera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Michael Davidson (the “Stockholder”).

WHEREAS, pursuant to the Stock Purchase and Restriction Agreement dated as of January 12, 2009 by and between the Company and Stockholder (the “Original Agreement”), the Company sold to Stockholder, Two Million (2,000,000) shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”); and

WHEREAS, it was a condition of the Company’s willingness to sell the Shares to Stockholder that Stockholder and the Company enter into the Original Agreement placing certain restrictions on transfer of the Shares and giving the Company certain rights to purchase the Shares.

WHEREAS, the Company and Stockholder desire to amend and restate the Original Agreement in its entirety;

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1. Purchase Transfer of Shares.  Stockholder has purchased, and the Company has sold to Stockholder the Shares at a purchase price of $0.001 per share (the “Purchase Price”), or $2,000.00 in the aggregate, which Purchase Price was delivered to the Company.

2. Prohibited Transfers.  Stockholder will not (whether voluntarily, involuntarily, by operation of law or otherwise) sell, assign, gift, loan, pledge, mortgage, hypothecate, encumber or otherwise transfer or dispose of (collectively, “transfer”) any Shares or any interest in any of the Shares, except (i) to the Company, (ii) as permitted by Section 8, or (iii) in the case of Vested Shares (as defined below), in compliance with Section 5, and then only in compliance with the terms of this Agreement.

3. Vesting of Shares.

(a) Time Vesting.  As long as Stockholder maintains a Business Relationship (as defined below) with the Company on each of the following dates, the number of Shares set forth opposite each such date will vest on such date:

Date	Vested Shares
As of the date of this Agreement	500,000 (25% of the Shares)

On the last day of each calendar month commencing one year from the date of this Agreement	41,667 Shares (2.083% of the Shares); such that all Shares shall be vested on the fourth anniversary of the date hereof.

For purposes of this Agreement, Stockholder will be deemed to have a “Business Relationship” with the Company as long as Stockholder is rendering substantial services as a director, employee or consultant to the Company.  The Board of Directors of the Company (the “Board”) will have the discretion to determine whether the Business Relationship between Stockholder and the Company has terminated and the effective date of that termination.

(b) Acceleration of Vesting upon Acquisition Event.  If an Acquisition Event (as defined below) occurs while Stockholder has a Business Relationship with the Company, then immediately prior to the closing of such Acquisition Event, all of the remaining Unvested Shares will vest, provided, however, that if the acquirer of the Company requests that Stockholder continues to work with the acquirer of the Company (provided that the compensation paid to the Stockholder for this work is at least comparable to his compensation by the Company at the time of the Acquisition Event) for a period of up to two years after the Acquisition Event, then 25% of the consideration received by the Stockholder for his Shares in connection with the Acquisition Event (the “Unvested Consideration”) shall be subject to vesting to secure the Stockholders continued work with the acquirer of the Company, and the amount of consideration set forth opposite each such date will vest on such date:

Date	Vested Consideration
As of the First Anniversary of the Acquisition Event	50% of the Unvested Consideration

As of the Second Anniversary of the Acquisition Event	50% of the Unvested Consideration

For purposes of this Agreement, the term “Acquisition Event” will mean, in one or a series of related transactions, (1) the sale or other disposition of all or substantially all of the assets of the Company, (2) the sale or other disposition of all of the issued and outstanding stock of the Company, or (3) the merger or consolidation of the Company with or into another entity in which all of the issued and outstanding stock of the Company is converted into or exchanged for cash, securities of another entity, or other property; provided, in each case, that the stockholders of the Company immediately before such transaction do not, immediately thereafter, beneficially own (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) a majority of the outstanding equity of the entity that acquires the Company’s assets or stock or of the surviving or resulting entity in such a merger or consolidation.

(c) Definitions.

(i) For purposes of this Agreement, the term “Cause” will mean (i) Stockholder’s intentional, willful or knowing failure or refusal to perform Stockholder’s duties (other than as a result of physical or mental illness, accident or injury) or any other material breach by Stockholder of the Consulting Agreement between the Company and Stockholder (the “Consulting Agreement”); (ii) dishonesty, willful or gross misconduct, or illegal conduct by Stockholder in connection with Stockholder’s consulting to the Company; (iii) Stockholder’s conviction of, or plea of guilty or nolo contendere to, a charge of commission of a felony (exclusive of any felony relating to negligent operation of a motor vehicle); provided, however, in the case of clause (i) above, the Company shall be required to give Stockholder fifteen (15) calendar days prior written notice of its intention to terminate Stockholder for Cause and Stockholder shall have the opportunity during such fifteen (15) day period to cure such event if such event is capable of being cured; provided, further, that in the event that Stockholder terminates his consulting to the Company during such fifteen (15) day period for any reason, such termination shall be considered a termination for Cause.

(ii) For purposes of this Agreement, the term “Good Reason” will mean ny material breach by the Company of its obligations under the Consulting Agreement; provided that in any case Stockholder provides the Company with written notice of Stockholder’s intention to terminate Stockholder’s consulting for Good Reason within thirty (30) days after the occurrence of the event that Stockholder believes would constitute Good Reason, give the Company an opportunity to cure for thirty (30) days following receipt of such notice from Stockholder, if the event is capable of being cured or, if not capable of being cured, to have the Company’s representatives meet with Stockholder and Stockholder’s counsel to be heard regarding whether Good Reason exists for Stockholder to terminate Stockholder’s consulting to the Company.

(d) Vested and Unvested Shares.  The term “Vested Shares” will mean all of the Shares that have vested pursuant to Sections 3(a), 3(b) and 3(c).  The term “Unvested Shares” will mean all of the Shares other than Vested Shares.

4. Company’s Purchase Option for Unvested Shares.

(a) Purchase Option.  Upon the occurrence of one or more of the following events, the Company will have the option (the “Purchase Option”) to purchase any or all of the Unvested Shares from Stockholder or her personal representative, as the case may be, at the Purchase Price per Share and on the other terms set forth in Section 4(b):

(A) Stockholder ceases to maintain a Business Relationship with the Company for any reason, including because of Stockholder’s resignation, death, disability or involuntary termination or removal, with or without cause; or

(B) Stockholder purports to transfer any Shares (whether voluntarily, involuntarily or by operation of law) in violation of the terms of this Agreement, including (i) any such transfer pursuant to a decree of divorce, dissolution or separate maintenance, any property settlement or any separation or other agreement under which any Shares are transferred or awarded to a spouse or required to be transferred (a “Divorce or Separation Transfer”), (ii) any such transfer pursuant to execution of judgment against any Shares, or (iii) any such transfer in connection with any bankruptcy or insolvency proceeding.

(b) Exercise of Purchase Option.  If the Company desires to exercise the Purchase Option, it will do so by delivering or sending to Stockholder, within one hundred and twenty (120) days after the Company first has written notice of the occurrence of the triggering event described in Section 4(a), a written notice specifying the number of Unvested Shares which the Company elects to purchase, the aggregate Purchase Price, and a date for the closing under this Section 4, which date will not be more than thirty (30) days from the date of such notice.  The closing of the purchase and sale of such Shares will take place at the principal offices of the Company or such other place as the Company and Stockholder may agree.  At the closing, Stockholder (along with any transferees permitted pursuant to the terms of Section 8 of this Agreement) will transfer to the Company the number of Unvested Shares specified in the Company’s notice, free of all liens, encumbrances and rights of others, by delivery of a certificate or certificates representing those Shares, duly endorsed for transfer or accompanied by duly executed stock powers.  Upon its receipt of such certificate or certificates, the Company will pay for such Unvested Shares by any of the following methods, chosen in sole discretion: (i) by delivery to Stockholder of a check in the amount of the aggregate Purchase Price; (ii) by reduction of indebtedness owed by Stockholder to the Company in that amount; or (iii) by a combination of the foregoing methods; provided, however, that in the event the funds of the Company legally available are insufficient to make such payment, in whatever method the Company may choose, those funds which are legally available will be used to make such payment and any unpaid portion of such payment will be paid at such time as funds become legally available.  Alternatively, the Company may assign the Purchase Option to one or more Persons.

5. Company’s Repurchase Right on Vested Shares.  If the Stockholder is terminated for Cause or leaves without Good Reason before the first anniversary of the date of this Agreement, the Company shall have the right (the “Repurchase Right”) to repurchase from the Stockholder (or any transferees permitted pursuant to the terms of Section 8 of this Agreement) 15% of the total number of Shares held by the Stockholder (or any transferees permitted pursuant to the terms of Section 8 of this Agreement) at the Purchase Price per Share.  The Repurchase Right may be exercised by the Company within the six (6) months following the date of such termination (the “Repurchase Period”).  The Repurchase Right shall be exercised by the Company by giving the Stockholder (or any transferees permitted pursuant to the terms of Section 8 of this Agreement) written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the Stockholder (or any transferees permitted pursuant to the terms of Section 8 of this Agreement) an amount equal to the Purchase Price per Share.  The Company may assign the Repurchase Right to one or more Persons.  Upon such notification, the Stockholder (or any transferees permitted pursuant to the terms of Section 8 of this Agreement) shall promptly surrender to the Company any certificates representing the Vested Shares being purchased, together with a duly executed stock power for the transfer of such Vested Shares to the Company or the Company’s assignee or assignees.

6. Company’s Right of First Refusal on Vested Shares.

(a) Notice and Offer.  Subject to termination pursuant to Section 6(d), before any sale or other transfer of any Vested Shares in any manner (whether voluntary, involuntary, by operation of law or otherwise), Stockholder will give written notice thereof to the Company identifying the proposed transferee, the purchase price, if any, the terms of the proposed transaction, and offering such Shares (the “Offered Shares”) to the Company for purchase or other acquisition by it at the same price, if any, and on the same terms.  If the proposed transaction is a transfer for value, Stockholder must have a good faith reasonable expectation of being able to effect the transfer at the purchase price set forth in the notice, and the notice will state the basis for that expectation.

(b) Right of Refusal.  The Company will have thirty (30) days after actual receipt of such offer (the “Option Period”) to notify Stockholder in writing whether the Company elects to purchase or otherwise acquire all or any part of the Offered Shares.  Any such notice will specify the number of Offered Shares which the Company elects to purchase or otherwise acquire and a date for the closing under this Section 6, which date will not be more than thirty (30) days from the date of such notice.  The closing of the purchase or other acquisition of such Shares will take place at the principal offices of the Company or such other place as the Company and Stockholder may agree.  At the closing, Stockholder will transfer to the Company the number of Offered Shares specified in the Company’s notice, free of all liens, encumbrances and rights of others, by delivery of a certificate or certificates representing those Shares, duly endorsed for transfer or accompanied by duly executed stock powers, against payment therefor at the same price, if any, and according to the same terms as were offered by the proposed transferee (or, at the Company’s option, in full on the closing date).  In the event that all or part of the price, if any, stated in Stockholder’s offer is not cash or cash equivalents, the Company may elect instead to pay the fair value in cash (as determined by the Board) of that part of the stated price.  The Company will have no obligation to purchase or otherwise acquire any of the Offered Shares, and failure by the Company to notify Stockholder within the Option Period of an election to purchase will be deemed an election not to purchase.

(c) Transfer to Third Party.  If the Company has not elected within the Option Period to purchase all of the Offered Shares, then within thirty (30) days from the end of the Option Period Stockholder may transfer any Offered Shares which the Company has not elected to purchase or otherwise acquire, but only to the proposed transferee at the same price, if any, and according to the same terms as Stockholder previously notified the Company.  Shares that are so transferred will remain subject to the rights of the Company set forth in this Agreement.

(d) Lapse.  All of Stockholder’s obligations, and all of the Company’s rights, with respect to future transfer of Vested Shares under this Section 5 will terminate and will be of no further force or effect upon the earlier to occur of (i) an underwritten public offering of the Company’s equity pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) an Acquisition Event.

7. Further Agreements Regarding Transfers.

(a) Stock Transfer Records.  Any attempted transfer of any Shares in violation of the terms of this Agreement will be ineffective to vest any legal or beneficial interest in the Shares in any transferee and will be null and void.  The Company will not be required to transfer any Shares on its stock transfer records unless the transfer is in compliance with the provisions of this Agreement.  Nor will the Company be required to treat as the owner of the Shares, or to accord the right to vote or to pay dividends to, any person or entity to which such Shares have purportedly been transferred in violation of this Agreement.  Nevertheless, the Board may in any particular circumstances waive any of the restrictions on transfer of the Shares provided for hereunder.

(b) Custody of Certificates.  To facilitate the exercise of the Company’s rights hereunder, the Company or its counsel will hold all certificates representing Unvested Shares, together with such number of undated and otherwise blank stock powers executed by Stockholder as the Company may request in the form of Exhibit A attached hereto.  Without limiting the generality of the foregoing, the Company will have the right to cause transfers of such Unvested Shares to be effected pursuant to Section 4(b) of this Agreement; provided, however that no transfer of Unvested Shares will be effected hereunder unless the Company has complied with its obligations under this Agreement.

8. Certain Permitted Transfers.  Notwithstanding the foregoing, Stockholder may transfer any or all of the Shares to: (i) any member of Stockholder’s immediate family or any trust for the benefit of Stockholder or any such family member, other than pursuant to any Divorce or Separation Transfer; or (ii) by will or the laws of descent and distribution.  Prior to and as a condition of any transfer described in the preceding sentence, the transferee will agree (in a written agreement which will be satisfactory in form and substance to the Company and its counsel) to be bound by all of the provisions of this Agreement in the same manner as Stockholder, and, whether or not the transferee so agrees, the Shares will remain subject to, and the transferee will be bound by, those provisions (including the vesting provisions, which will continue to relate to Stockholder’s Business Relationship with the Company).  Upon any permitted transfer and absent the Company’s prior written approval to the contrary, the number of Unvested Shares and Vested Shares transferred to the transferee will be in the same proportion as the number of Unvested and Vested Shares held by Stockholder immediately prior to the transfer, and all subsequent vesting of Unvested Shares will be attributed in the same proportion between Stockholder and the transferee.  For purposes of this Section 8, “immediate family” will mean Stockholder’s spouse and lineal descendants (including stepchildren and adopted children).

9. Adjustments for Stock Splits, Mergers, etc.

(a) If from time to time during the term of this Agreement there is any stock split, stock dividend, combination of shares, recapitalization or reclassification affecting the Common Stock, then the provisions of this Agreement will apply to all securities received by Stockholder in respect of the Shares, in the same manner and to the same extent as the Shares, and thereafter such securities will for all purposes be deemed to be Shares hereunder.  In any such event, the Purchase Price and the other provisions hereof will be appropriately adjusted, if necessary, so that they will continue to apply with similar effect to such newly constituted Shares.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another entity, or other property (including cash), pursuant to any merger or consolidation of the Company or acquisition of its assets, then provided that the agreement by which any such transaction is effected does not expressly provide otherwise, the rights of the Company under this Agreement will inure to the benefit of the Company’s successor and the provisions of this Agreement will apply to all securities or other property received by Stockholder upon such conversion, exchange or distribution in respect of the Shares, in the same manner and to the same extent as the Shares, and thereafter such securities or other property will for all purposes be deemed to be Shares hereunder.  In any such event, the Purchase Price and the other provisions hereof will be appropriately adjusted, if necessary, so that they will continue to apply with similar effect to such newly constituted Shares.

10. Certain Remedies of the Company.

(a) Failure to Deliver Shares to the Company.  The Company will have a continuing right and option (but not an obligation) to purchase or acquire the Shares purported to be transferred by or for Stockholder for a price, if any, and on terms the same as those at which such Shares could have been purchased hereunder at the time of the transfer.  Thus, if Stockholder becomes obligated to sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company, may, at its option at any time, in addition to all other remedies it may have, send to Stockholder the purchase price for such Shares which is specified in this Agreement.  Thereupon, upon written notice to Stockholder, the Company may cancel on its books the certificate or certificates representing the Shares to be sold, and may issue, in lieu thereof, in the name of the Company a new certificate or certificates representing such Shares, and thereupon all of Stockholder’s rights in and to such Shares will terminate.

(b) Specific Enforcement.  Stockholder expressly agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced.  Upon a breach or threatened breach of this Agreement by Stockholder, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction or a decree for specific performance, without showing any actual damage or posting any bond, in accordance with the provisions hereof.

(c) Cumulative.  The rights and remedies of the Company hereunder will be cumulative and in addition to all other rights and remedies the Company may have, at law, in equity, or otherwise.

11. Representations and Acknowledgments of Stockholder.  Stockholder hereby represents, warrants and agrees that:

(a) Investment.  Stockholder is acquiring the Shares for Stockholder’s own account, and not directly or indirectly for the account of any other person or entity.  Stockholder is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state law regulating securities.

(b) Access to Information.  Stockholder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  Stockholder has had access to such financial and other information as is necessary in order for Stockholder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Stockholder has had access.

(c) Pre-Existing Relationship.  Stockholder further represents and warrants that Stockholder has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable Stockholder to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect Stockholder’s own interests in connection with the purchase of the Shares.

(d) Speculative Investment.  Stockholder’s investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within Stockholder’s risk capital means and is not so great in relation to Stockholder’s total financial resources as would jeopardize the personal financial needs of Stockholder and Stockholder’s family in the event such investment were lost in whole or in part.

(e) Unregistered Securities.  Stockholder will bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the under the Securities Act of 1933, as amended, (the “Act”) and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market in the Common Stock then exists, (ii) adequate information as to the Company’s financial and other affairs is then available to the public, and (iii) all requirements of Rule 144 have been satisfied.  Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such law or an exemption therefrom is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

12. Legends.  Stockholder hereby agrees that the Company may maintain “stop transfer” orders with respect to the Shares, and that each certificate or other document evidencing the Shares will bear conspicuous legends in substantially the following forms as well as such other legends as the Company may reasonably require:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT, OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION.  THEY MAY NOT BE OFFERED OR SOLD WITHOUT AN OPINION OF COUNSEL TO THE CORPORATION TO THE EFFECT THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILINGS IN ALL APPLICABLE JURISDICTIONS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF PURCHASE AND RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED STOCK PURCHASE AND RESTRICTION AGREEMENT DATED AS OF NOVEMBER       , 2009, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

13. “Lock-Up” Agreement.  Stockholder will not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor will Stockholder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, without limitation, the restrictions contained in NASD Rule 2711, or any successor provisions or amendments thereto).  Stockholder further agrees, if so requested by the Company or any representative of the underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

14. Tax Matters.

(a) No Reliance.  Stockholder acknowledges that Stockholder has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares.  Stockholder assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

(b) 83(b) Election.  Stockholder understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse.  In this context, “restriction” means the right of the Company to buy back the Unvested Shares pursuant to Section 4.  Stockholder understands that Stockholder may elect to be taxed at the time the Shares are purchased, rather than when and as the Purchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase.  Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income under Section 83(a) in the future.  Stockholder understands that failure to file such an election in a timely manner may result in adverse tax consequences for Stockholder.  Stockholder further understands that an additional copy of such election form should be filed with her federal income tax return for the calendar year in which the date of this Agreement falls.  Stockholder acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete.  Stockholder further acknowledges that the Company has directed Stockholder to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Stockholder may reside, and the tax consequences of Stockholder’s death.

(c) Stockholder Decision.  Stockholder agrees that she will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit B.

15. General.

(a) Notices.  Any and all notices, requests or other communications hereunder will be given in writing and delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid; and such notices will be addressed: (i) if to the Company, to the President of the Company at its principal office, and (ii) if to Stockholder, to the address of Stockholder as reflected in the records of the Company, unless notice of a change of address is furnished to all parties by written notice in accordance with this Section 15(a).  Any notice which is required to be made within a stated period of time will be considered timely if delivered or mailed as provided above before midnight of the last day of such period.

(b) Severability.  The invalidity or unenforceability of any provision of this Agreement will not affect the other provisions hereof, and each provision of this Agreement will be enforced to the maximum extent permitted by law and, to the extent invalid or unenforceable, will be severable.  Without limiting the generality of the foregoing, if the exercise of the Company’s right of first refusal set forth in Section 6 is deemed to be unenforceable by a court of competent subject matter because the price paid or to be paid by the Company in accordance with the terms of Section 6 would give rise to an inequitable result on account of Stockholder, the Company will have the right, but not the obligation, to pay the fair market value, as determined by the Board, for the Offered Shares in lieu of such price.

(c) Independent Counsel.  Stockholder acknowledges that this Agreement has been prepared on behalf of the Company by Goodwin Procter LLP, counsel to the Company, and that Goodwin Procter LLP does not represent, and is not acting on behalf of, Stockholder.  Stockholder has been provided with an opportunity to consult with Stockholder’s own counsel with respect to this Agreement.

(d) Benefit and Burden; Assigns.  This Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and Stockholder and Stockholder’s legal representatives, heirs, legatees, distributees, assigns and transferees, provided this will not limit any of Company’s rights hereunder, and whether or not any such person or entity will have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.  Without limiting the foregoing, the Company may assign its rights under Sections 3 and 5, in whole or in part, to one or more persons or entities designated by the Board.

(e) Participation by Stockholder in Company Decisions.  Stockholder will not participate (whether as a director, stockholder or otherwise) in any decision of the Company whether to exercise its purchase rights or any other rights or remedies hereunder in relation to the Shares, except that, if Stockholder’s vote as a director or stockholder is required for valid corporate action she will vote in accordance with the decision of the majority of the other directors or stockholders, as the case may be.

(f) Withholding Taxes.  If, with respect to the transactions contemplated by this Agreement, including the 83(b) Election described in Section 14, the Company will be required to withhold amounts under applicable federal, state, local or other tax laws, the Company will be entitled, at its option, to (i) deduct and withhold such amounts from any cash payment to be made by the Company to Stockholder or to such other person or entity with respect to whom such withholding may arise, (ii) require Stockholder (or such other person or entity) to make payment to the Company in such amount as is required to be withheld, or (iii) retain and withhold such number of Shares as will have a fair market value, valued on the date on which such withholding requirement arises, equal to such amount as is required to be withheld.

(g) Headings; Construction.  The headings, subheadings and other captions in this Agreement are for convenience of reference only and will not be used in interpreting, construing or enforcing any of the provisions of this Agreement.  Except as may be expressly provided to the contrary, all Section references in this Agreement refer to the sections of this Agreement.  As used herein, “including” will mean “including but not limited to,” and “herein” and “hereunder” refer to this Agreement as a whole.

(h) Other Agreements and Restrictions.  This Agreement does not and will not be construed to limit or impair the rights of the Company under any other agreement or understanding with Stockholder, now in effect or arising hereafter.  The restrictions on transfer of the Shares set forth in this Agreement are in addition to any other restrictions on transfer of the Shares, including restrictions arising under contract and applicable securities laws.

(i) Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be modified, amended or terminated except by a written agreement signed by the parties hereto.  This Agreement replaces the Original Agreement.

(j) Governing Law; Jurisdiction.  This Agreement, and any claims relating to the relationship of the parties contemplated herein, whether or not arising directly under this Agreement, will be governed by the laws of the State of New Jersey without reference to its conflicts of laws provisions.  All litigation arising from or relating to this Agreement will be filed and prosecuted before any court of competent subject matter jurisdiction in the State of New Jersey.  Stockholder consents to the jurisdiction of such courts over Stockholder, stipulates to the convenience, efficiency and fairness of proceeding in such courts, and covenants not to allege or assert the inconvenience, inefficiency or unfairness of proceeding in such courts.

(k) Stockholder Undertaking.  Stockholder hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Stockholder or the Shares pursuant to this Agreement.

(l) Waivers.  No waiver of any breach or default hereunder will be considered valid unless in writing, and no such waiver will be deemed a waiver of any subsequent breach or default of the same or similar nature.

(m) No Right to Employment.  Nothing in this Agreement will impose any obligation on the Company to hire, appoint or retain Stockholder as an employee, officer, director, consultant or otherwise, or to maintain any Business Relationship with Stockholder.

(n) Counterparts.  This Agreement may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amended and Restated Stock Purchase and Restriction Agreement has been executed as of the date first above written.

COMPANY:

OMTHERA PHARMACEUTICALS, INC.
a Delaware corporation

By:	/s/ Gerald Wisler

Name:	Gerald Wisler

Title:	President and CEO

STOCKHOLDER:

MICHAEL DAVIDSON

/s/ Michael Davidson

CONSENT OF SPOUSE
(if applicable)

By execution of this Agreement, the undersigned spouse of Stockholder agrees to be bound by the terms of this Agreement as to his or her interest, whether as community property or otherwise, if any, in the Shares purchased hereby.  The undersigned spouse acknowledges that he or she has been advised to obtain independent counsel to represent his or her interests with respect to this Agreement but that he or she have declined to do so and he or she hereby expressly waives his or her right to such independent counsel.

Stockholder’s Spouse, if applicable

Exhibit A

STOCK POWER

FOR VALUE RECEIVED,                                          hereby sell(s), assign(s) and transfer(s) unto Omthera Pharmaceuticals, Inc. (the “Company”)                                      (                        ) shares of the Common Stock of the Company standing in                              name on the books of the Company represented by Certificate No.            herewith and do hereby irrevocably constitute and appoint                                              Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Date:
Michael Davidson

Exhibit B

ACKNOWLEDGEMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION

The undersigned, a purchaser of shares of Common Stock of Omthera Pharmaceuticals, Inc. (the “Company”) and a party to a Stock Purchase and Restriction Agreement with the Company (the “Agreement”), hereby states as follows:

1.     I acknowledge receipt of a copy of the Agreement.  I have carefully reviewed the Agreement and in particular Section 14 of the Agreement.

2.     I either [check as applicable]

☐ (a)                                          have consulted, and have been fully advised by, my tax advisor, whose name and business address are:

regarding the federal, state, and local tax consequences of purchasing shares of Common Stock under the Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, (the “Code”), and pursuant to any corresponding provisions of applicable state laws; or

☐ (b)                                          have knowingly chosen not to consult such a tax advisor.

3.     I have decided [check as applicable]:

☐ (a)                                          to make an election pursuant to Section 83(b) of the Code by filing an election form with the appropriate tax authorities within 30 days of the undersigned’s purchase under the Agreement, and am submitting to the Company, together with my executed Agreement, a copy of an executed election form; or

☐ (b)                                          not to make an election pursuant to Section 83(b) of the Code.

I acknowledge that, even if the Company files, or engages another party to file, a Section 83(b) election form with the Internal Revenue Service as an accommodation to me, I have the primary responsibility for timely filing any Section 83(b) election with the Internal Revenue Service and any state revenue authorities, and will hold the Company and its agents harmless from any failure to timely file a copy of the Section 83(b) election.

Date:
Michael Davidson

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE

I hereby elect, under Section 83(b) of the Internal Revenue Code, to include in gross income any excess of the fair market value of the property described in paragraph 2, disregarding any lapse restrictions on that property, over the amount I paid for such property, as described below.

1.     My name, address and taxpayer identification number are:

Name:	Michael Davidson

Address:

Social Security Number:

2.              The property with respect to which this election is made consists of 2,000,000 shares of common stock (the “Shares”) of Omthera Pharmaceuticals, Inc. (the “Company”).

3.              The date on which the Shares were acquired was December       , 2008, and the taxable year to which this election relates is calendar year 2008.

4.              The Shares are subject to the following restrictions: the right of the Company to repurchase 75% of the Shares at the initial purchase price.  This right lapses based on my continued performance of services over time.

5.              The fair market value of the Shares at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) was $         per share.

6.              The amount paid for the Shares was $0.001 per share.

7.              A copy of this election has been furnished to the Company.  I am the person performing services and the transferee of the Shares.

Signature	Date

The spouse of the taxpayer acknowledges the making of this election.

Signature